Exhibit 99.1

SCVX Corp. Announces Redemption of Class A Ordinary Shares

NEW YORK, New York – July 27, 2022 – SCVX Corp., a Cayman Islands exempted company (the “Company”), today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of August 11, 2022, because the Company will not complete the consummation of an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles of Association”).

As stated in the Company’s Articles of Association, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering, or such later time as the shareholders of the Company may determine, the Company will: (i) cease all operations except for the purpose of winding up, (ii) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest (less up to US $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then Class A Shares in issue, which redemption will completely extinguish the rights of the holders of Class A Shares as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Class A Shares is expected to be approximately $10.03 (the “Redemption Amount”).

The Company had previously scheduled an extraordinary general meeting of shareholders (“EGM”) on July 27, 2022 to vote on a proposal to extend the time period under the Articles of Association during which the Company may consummate an initial business combination; however, no business was conducted at this meeting.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Shares is expected to be completed within ten business days after July 28, 2022.

The Company expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About SCVX

SCVX is a special purpose acquisition company (SPAC) created to fill what it believes is a tremendous void in the cybersecurity market for a scalable, comprehensive, integrated platform. It was created to acquire, partner with, and resource a cornerstone technology company capable of integrating with other best-in-breed security technologies.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-1, annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

SCVX Corp.

Michael Doniger, mike@scvx.com

(646) 418-3081